Exhibit 99.1

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612

TRIANGLE CAPITAL CORPORATION REPORTS SECOND
QUARTER 2017 RESULTS, ANNOUNCES $30 MILLION EXPANSION OF SENIOR CREDIT FACILITY AND ANNOUNCES QUARTERLY CASH DIVIDEND OF $0.45 PER SHARE

RALEIGH, NC - August 2, 2017, Triangle Capital Corporation (NYSE: TCAP) (“Triangle” or the “Company”), a leading provider of capital to lower middle market companies, today announced its financial and operating results for the second quarter of 2017. The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.45 per share.

Highlights

•	Total Investment Portfolio at Fair Value: $1.17 billion

•	Total Net Assets (Equity): $707.9 million

•	Net Asset Value Per Share (Book Value): $14.83

•	Weighted Average Yield on Debt Investments: 11.4%

•	Efficiency Ratio (Compensation and G&A Expenses/Total Investment Income): 15.2%

•	Investment Portfolio Activity for the Quarter Ended June 30, 2017

•	Cost of investments made during the period: $89.5 million

•	Principal repayments (excluding PIK interest repayments) during the period: $25.1 million

•	Proceeds related to the sale of equity investments during the period: $9.9 million

•	Non-Accrual Assets as a Percentage of Total Portfolio Cost and Fair Value: 5.4% / 2.5%

•	Financial Results for the Quarter Ended June 30, 2017

•	Total investment income: $31.2 million

•	Net investment income: $19.4 million

•	Net investment income per share: $0.41

•	Net realized gains: $5.2 million

•	Net unrealized depreciation: $26.2 million

•	Net decrease in net assets resulting from operations: $2.0 million

•	Net decrease in net assets resulting from operations per share: $0.04

In commenting on the Company’s results, E. Ashton Poole, Chairman and CEO, stated, “Triangle continues its focus on finding investments with attractive risk-adjusted returns, with new platform investments totaling approximately $90 million since the beginning of the second quarter in a mix of unitranche, second lien and mezzanine structures.  As we enter the second half of 2017, our ample liquidity positions us to continue our investing strategy of moving incrementally up balance sheet while focusing on larger companies, a strategy we believe is prudent at this point in the current economic cycle.”

Second Quarter 2017 Results

Total investment income during the second quarter of 2017 was $31.2 million, compared to total investment income of $30.2 million for the first quarter of 2017. The increase in quarter-over-quarter total investment income resulted primarily from an increase in portfolio debt investments, partially offset by a $0.3 million decline in quarter-over-quarter non-recurring dividend and fee income from portfolio companies. Non-recurring dividend and fee income was $1.5 million in the second quarter of 2017 as compared to $1.8 million during the first quarter of 2017.

Net investment income during the second quarter of 2017 was $19.4 million, compared to net investment income of $17.8 million for the first quarter of 2017. Net investment income per share during the second quarter of 2017 was $0.41, based on weighted average shares outstanding during the quarter of 47.7 million, compared to $0.42 per share during the first quarter of 2017, based on weighted average shares outstanding of 42.7 million.

The Company’s net decrease in net assets resulting from operations was $2.0 million during the second quarter of 2017, compared to a net increase in net assets resulting from operations of $7.2 million during the first quarter of 2017. The Company’s net decrease in net assets resulting from operations was $0.04 per share during the second quarter of 2017, based on weighted average shares outstanding of 47.7 million, compared to an increase of $0.17 per share during the first quarter of 2017, based on weighted average shares outstanding of 42.7 million.

The Company’s net asset value, or NAV, at June 30, 2017, was $14.83 per share as compared to $15.29 per share at March 31, 2017 and $15.13 per share at December 31, 2016. As of June 30, 2017, the Company’s weighted average yield on its outstanding, currently yielding debt investments was approximately 11.4%.

Liquidity and Capital Resources

Commenting on the Company’s liquidity position, Steven C. Lilly, Chief Financial Officer, stated, “With the further expansion of our senior credit facility to $465 million in July, Triangle has over $500 million of available liquidity to support our investment activities as we enter the second half of the year.”

In May, 2017, the Company amended its senior secured credit facility (“Credit Facility”) to include, among other things, an increase in current commitments from $300.0 million to $435.0 million and an extension in the maturity by two years to April 30, 2022. The Credit Facility has an accordion feature that allows for an increase in commitments to up to $550.0 million from new and existing lenders on the same terms and conditions as the existing commitments. The interest rate for borrowings under the Credit Facility remains unchanged at LIBOR/CDOR plus 2.75%.

In July, 2017, the Company received an additional commitment to the Credit Facility of $30.0 million, bringing total commitments under the Credit Facility to $465.0 million supported by a diversified group of fourteen lenders. The additional commitment was executed under the accordion feature of the Credit Facility, which continues to allow for an increase in commitments up to $550.0 million.

At June 30, 2017, the Company had cash and cash equivalents totaling $65.0 million and outstanding borrowings under its senior credit facility of $125.3 million.

As of June 30, 2017, the Company had outstanding non-callable, fixed-rate SBA-guaranteed debentures totaling $250.0 million with a weighted average interest rate of 3.90%. In addition, the third SBIC license that was approved in January of 2017 provides up to $100.0 million of additional borrowing capacity for SBA-guaranteed debentures.

Dividend Information

The Company’s Board of Directors has declared a quarterly cash dividend of $0.45 per share. This is the Company’s 43rd consecutive quarterly dividend since its initial public offering in February, 2007.

The Company’s dividend will be payable as follows:

Third Quarter 2017 Dividend
Amount Per Share:    $0.45
Record Date:        September 6, 2017
Payment Date:     September 20, 2017

Dividend Reinvestment Plan

At the time of its IPO in February, 2007, Triangle adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends and distributions on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend or distribution, stockholders who have not opted out of the DRIP will have their cash dividends or distributions automatically reinvested in additional shares of the Company’s common stock, rather than receiving cash.

When the Company declares and pays dividends and distributions, it determines the allocation of the distribution between current income, accumulated income and return of capital on the basis of accounting principles generally accepted in the United States (“GAAP). At each year end, the Company is required for tax purposes to determine the allocation based on tax accounting principles. Due to differences between GAAP and tax accounting principles, the portion of each dividend distribution that is ordinary income, capital gain or return of capital may differ for GAAP and tax purposes. The tax status of the Company’s distributions can be found on the Investor Relations page of its website.

Recent Portfolio Activity

During the quarter ended June 30, 2017, the Company made six new investments totaling approximately $70.7 million, additional debt investments in eleven existing portfolio companies totaling approximately $17.5 million and additional equity investments in five existing portfolio companies totaling $1.3 million. The Company had two portfolio company loans repaid at par totaling $19.0 million, and received normal principal repayments and partial loan repayments totaling $6.1 million. The Company wrote-off debt and equity investments in one portfolio company and recognized realized losses on the write-offs totaling $2.7 million. In addition, the Company received proceeds related to the sales of certain equity securities totaling $9.9 million and recognized net realized gains on such sales totaling $7.9 million.

New investment transactions which occurred during the second quarter of 2017 are summarized as follows:

In May, 2017, the Company made a $5.0 million second lien debt investment in Constellis Holdings, LLC (“Constellis”). Constellis provides security and risk management assessment, mission support and training services to government agencies and commercial customers.

In May, 2017, the Company made a $3.0 million second lien debt investment in Keystone Peer Review Organization, Inc. (“Keystone”). Keystone is a provider of care coordination and quality assurance services to help healthcare payors monitor quality, ensure compliance and contain costs.

In June, 2017, the Company made a $20.0 million unitranche debt investment in Schweiger Dermatology Group, LLC (“Schweiger”). Schweiger is the largest provider of medical, cosmetic and surgical dermatology services in the New York City area.

In June, 2017, the Company made a $13.9 million investment in Tax Advisors Group, LLC (“TAG”) consisting of subordinated debt and equity. TAG provides business tax advisory services.

In June, 2017, the Company made an $18.8 million investment in Lighting Retrofit International ("LRI") consisting of split collateral debt and equity. LRI provides custom design, engineering and installation services for water, lighting, building envelope and metering efficiency retrofit projects.

In June 2017, the Company made a $10.0 million second lien debt investment in in CIBT Global, Inc. (“CIBT”). CIBT is the leading global provider of mobility services including visa, passport and immigration documentation.

New portfolio investments subsequent to quarter end are summarized as follows:

In July, 2017, the Company made a $10.0 million second lien debt investment in IDERA, Inc. (“IDERA”). IDERA develops software that enables database professionals to design, monitor and manage data systems, and builds application development tools to help software engineers build, test and deploy a wide range of applications faster and more efficiently.

In July, 2017, the Company made an $11.0 million investment in HemaSource, Inc. (“HemaSource”) consisting of subordinated debt and equity. HemaSource is the leading technology-enabled distributor of medical products to the plasma collection industry.

Conference Call to Discuss Second Quarter 2017 Results

Triangle has scheduled a conference call to discuss second quarter 2017 operating and financial results for Thursday, August 3, 2017, at 9:00 a.m. ET.

To listen to the call, please dial 877-312-5521 or 253-237-1143 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until August 7, 2017. To access the replay, please dial 855-859-2056 or 404-537-3406 and enter the passcode 48845399.

Triangle’s quarterly results conference call will also be available via a live webcast on the investor relations section of its website at http://ir.tcap.com/events.cfm. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until August 31, 2017.

Triangle will post a brief, pre-recorded on-demand podcast on the investor relations section of the Company’s website after 4:00 p.m. ET on Wednesday, August 2, 2017, in conjunction with the filing of the Company’s 10-Q. The purpose of the podcast is to provide interested analysts and investors with meaningful statistical and financial information in advance of the participatory earnings call on Thursday, August 3, 2017.

About Triangle Capital Corporation

Triangle Capital Corporation (www.TCAP.com) invests capital in established companies in the lower middle market to fund growth, changes of control and other corporate events. Triangle offers a wide variety of debt and equity investment structures including first lien, unitranche, second lien, and mezzanine with equity components. Triangle’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle’s investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions. Triangle typically invests $5.0 million - $50.0 million per transaction in companies with annual revenues between $20.0 million and $300.0 million and EBITDA between $5.0 million and $75.0 million.

Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 ("1940 Act"). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NYSE, federal and state laws and regulations. Triangle has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its stockholders.

Forward Looking Statements

This press release may contain forward-looking statements regarding the plans and objectives of management for future operations. Any such forward-looking statements may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “target,” “goals,” “plan,” “forecast,” “project,” other variations on these words or comparable terminology, or the negative of these words. These forward-looking statements are based on assumptions that may be incorrect, and we cannot assure you that the projections included in these forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors, including the factors discussed in our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents or reports that we in the future may file with the Securities and Exchange Commission (the “SEC”). Copies of any reports or documents we file with the SEC are publicly available on the SEC’s website at www.sec.gov, and stockholders may receive a hard copy of our completed audited financial statements free of charge upon request to the Company at 3700 Glenwood Avenue, Suite 530, Raleigh, NC 27612.

We have based any forward-looking statements included in this press release on information available to us on the date of this press release, and we assume no obligation to update any such forward-looking statements, unless we are required to do so by applicable law. However, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

E. Ashton Poole
Chairman & Chief Executive Officer
919-719-8618
apoole@tcap.com

Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com

TRIANGLE CAPITAL CORPORATION
Consolidated Balance Sheets

	June 30, 2017	December 31, 2016
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $986,706,846 and $888,974,154 as of June 30, 2017 and December 31, 2016, respectively)	$956,156,761	$857,604,639
Affiliate investments (cost of $201,879,074 and $162,539,224 as of June 30, 2017 and December 31, 2016, respectively)	190,754,277	161,510,773
Control investments (cost of $63,696,899 and $45,418,113 as of June 30, 2017 and December 31, 2016, respectively)	22,401,769	18,791,769
Total investments at fair value	1,169,312,807	1,037,907,181
Cash and cash equivalents	64,999,516	107,087,663
Interest, fees and other receivables	9,155,222	10,189,788
Prepaid expenses and other current assets	1,933,748	1,659,570
Deferred financing fees	5,372,998	2,699,960
Property and equipment, net	96,422	106,494
Total assets	$1,250,870,713	$1,159,650,656
Liabilities:
Accounts payable and accrued liabilities	$3,589,695	$6,797,244
Interest payable	4,137,636	3,996,940
Taxes payable	—	489,691
Deferred income taxes	955,545	2,053,701
Borrowings under credit facility	125,315,242	127,011,475
Notes	163,076,680	162,755,381
SBA-guaranteed debentures payable	245,850,941	245,389,966
Total liabilities	542,925,739	548,494,398
Commitments and contingencies
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 47,745,674 and 40,401,292 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively)	47,746	40,401
Additional paid-in capital	821,351,998	686,835,054
Net investment income in excess of (less than) distributions	(150,341)	5,884,512
Accumulated realized losses	(32,361,001)	(24,211,594)
Net unrealized depreciation	(80,943,428)	(57,392,115)
Total net assets	707,944,974	611,156,258
Total liabilities and net assets	$1,250,870,713	$1,159,650,656
Net asset value per share	$14.83	$15.13

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Operations

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Investment income:
Interest income:
Non-Control / Non-Affiliate investments	$21,655,040	$17,486,022	$42,125,877	$35,668,676
Affiliate investments	3,879,585	3,356,738	7,251,720	6,741,107
Control investments	310,611	267,298	580,147	460,914
Total interest income	25,845,236	21,110,058	49,957,744	42,870,697
Dividend income:
Non-Control / Non-Affiliate investments	980,004	48,589	1,261,233	(1,198,171)
Affiliate investments	104,244	302,207	104,244	462,262
Control investments	—	300,000	—	300,000
Total dividend income	1,084,248	650,796	1,365,477	(435,909)
Fee and other income:
Non-Control / Non-Affiliate investments	958,416	2,452,792	2,875,654	4,076,678
Affiliate investments	171,025	226,551	471,289	536,566
Control investments	100,000	100,000	200,000	200,000
Total fee and other income	1,229,441	2,779,343	3,546,943	4,813,244
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	2,153,265	2,731,689	4,792,647	5,653,293
Affiliate investments	757,471	1,094,522	1,495,937	2,083,735
Total payment-in-kind interest income	2,910,736	3,826,211	6,288,584	7,737,028
Interest income from cash and cash equivalents	144,106	55,452	245,789	92,670
Total investment income	31,213,767	28,421,860	61,404,537	55,077,730
Operating expenses:
Interest and other financing fees	7,113,827	6,764,654	14,024,130	13,283,224
Compensation expenses	3,575,406	4,096,472	7,825,819	13,546,965
General and administrative expenses	1,173,572	1,221,821	2,384,193	2,310,545
Total operating expenses	11,862,805	12,082,947	24,234,142	29,140,734
Net investment income	19,350,962	16,338,913	37,170,395	25,936,996
Realized and unrealized gains (losses) on investments and foreign currency borrowings:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	5,258,024	5,621,127	(7,102,311)	6,205,914
Affiliate investments	(88,472)	(1,683,731)	3,444,344	(1,682,304)
Control investments	—	—	(4,491,440)	—
Net realized gains (losses)	5,169,552	3,937,396	(8,149,407)	4,523,610
Net unrealized depreciation:
Investments	(25,719,104)	(13,529,964)	(22,847,546)	(10,445,641)
Foreign currency borrowings	(524,975)	(59,268)	(703,767)	(911,791)
Net unrealized depreciation	(26,244,079)	(13,589,232)	(23,551,313)	(11,357,432)
Net realized and unrealized losses on investments and foreign currency borrowings	(21,074,527)	(9,651,836)	(31,700,720)	(6,833,822)
Tax benefit (provision)	(304,181)	(250)	(304,181)	10,911
Net increase (decrease) in net assets resulting from operations	$(2,027,746)	$6,686,827	$5,165,494	$19,114,085
Net investment income per share—basic and diluted	$0.41	$0.49	$0.82	$0.77
Net increase (decrease) in net assets resulting from operations per share—basic and diluted	$(0.04)	$0.20	$0.11	$0.57
Dividends/distributions per share:
Regular quarterly dividends/distributions	$0.45	$0.45	$0.90	$0.99
Total dividends/distributions per share	$0.45	$0.45	$0.90	$0.99
Weighted average shares outstanding—basic and diluted	47,695,007	33,584,466	45,232,916	33,532,406

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Cash Flows

	Six Months Ended	Six Months Ended
	June 30, 2017	June 30, 2016
Cash flows from operating activities:
Net increase in net assets resulting from operations	$5,165,494	$19,114,085
Adjustments to reconcile net increase in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of portfolio investments	(250,992,360)	(75,444,437)
Repayments received/sales of portfolio investments	88,758,765	119,484,196
Loan origination and other fees received	3,830,367	1,622,991
Net realized (gain) loss on investments	8,149,407	(4,523,610)
Net unrealized depreciation on investments	23,945,702	10,058,066
Net unrealized depreciation on foreign currency borrowings	703,767	911,791
Deferred income taxes	(1,098,156)	387,577
Payment-in-kind interest accrued, net of payments received	(2,717,697)	(1,993,156)
Amortization of deferred financing fees	1,214,363	1,069,711
Accretion of loan origination and other fees	(2,234,150)	(2,550,623)
Accretion of loan discounts	(145,660)	(199,697)
Accretion of discount on SBA-guaranteed debentures payable	—	31,899
Depreciation expense	35,312	33,432
Stock-based compensation	2,975,888	5,886,490
Changes in operating assets and liabilities:
Interest, fees and other receivables	1,034,566	(4,533,464)
Prepaid expenses and other current assets	(274,178)	(956,646)
Accounts payable and accrued liabilities	(3,207,549)	(4,089,336)
Interest payable	140,696	127,007
Taxes payable	(489,691)	(735,498)
Net cash provided by (used in) operating activities	(125,205,114)	63,700,778
Cash flows from investing activities:
Purchases of property and equipment	(25,240)	(47,254)
Net cash used in investing activities	(25,240)	(47,254)
Cash flows from financing activities:
Borrowings under SBA-guaranteed debentures payable	—	32,800,000
Repayments of SBA-guaranteed debentures payable	—	(7,800,000)
Borrowings under credit facility	83,700,000	68,901,849
Repayments of credit facility	(86,100,000)	(49,000,000)
Financing fees paid	(3,105,127)	(1,123,400)
Net proceeds related to public offering of common stock	132,024,463	—
Common stock withheld for payroll taxes upon vesting of restricted stock	(2,113,620)	(3,484,074)
Cash dividends/distributions paid	(41,263,509)	(31,633,584)
Net cash provided by financing activities	83,142,207	8,660,791
Net increase (decrease) in cash and cash equivalents	(42,088,147)	72,314,315
Cash and cash equivalents, beginning of period	107,087,663	52,615,418
Cash and cash equivalents, end of period	$64,999,516	$124,929,733
Supplemental disclosure of cash flow information:
Cash paid for interest	$12,126,129	$11,625,782
Summary of non-cash financing transactions:
Dividends/distributions paid through DRIP share issuances	$1,637,558	$1,590,155